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                                                                    EXHIBIT 10.1


                               MYPOINTS.COM, INC.

                              AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

        This Amended and Restated Investor Rights Agreement (the "Agreement") is effective as of March 30, 1999 by and among MyPoints.com, Inc. (the "Company"), the investors listed on Exhibit A attached hereto (the "Investors") and, for the purposes of Sections 1 and 2 only, certain holders of the Company's Common Stock listed on Exhibit B attached hereto (the "Common Holders"). This Agreement amends and restates the Amended and Restated Investor Rights Agreement dated as of November 30, 1998 ("Prior Agreement").

        The Prior Agreement is hereby terminated in its entirety and restated herein. Such termination and restatement is effective upon the execution of this Agreement by the holders of at least a majority of the shares of Registrable Securities (as the term is defined under the Prior Agreement) outstanding as of the date of this Agreement.

        The Company has authorized the issuance and sale of up to an aggregate of 4,000,000 shares of its Series A Preferred Stock, 1,000,000 shares of its Series B Preferred Stock, 3,000,000 shares of its Series C Preferred Stock, 5,500,000 shares of its Series D Preferred Stock and 2,000,000 shares of its Series E Preferred Stock (together, the "Shares" or "Preferred Stock"). The total amount of Common Stock or other securities issuable upon conversion of the Preferred Shares is referred to as the "Conversion Stock."

     1. Restrictions on Transfer.

          1.1 Transfer. Each Holder (as hereinafter defined) agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

          (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (1) The transferee has agreed in writing to be bound by the terms of this Agreement, (2) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (3) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

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          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          1.2 Legend.

          (a) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

                      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          1.3 Legend Removal.

          (a) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (b) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2. Registration Rights.

          2.1 Definitions. For purposes of this Section 2:

          (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in


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compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, (ii) the Common Stock issued or issuable upon conversion of (A) the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated November 26, 1996, (B) the Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated March 20, 1997, (C) the Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated November 12, 1997, (D) the Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated November 13, 1998 and (E) the Series E Preferred Stock issued or issuable pursuant to the Series E Preferred Stock Purchase Agreement of even date herewith (the "Series E Stock Purchase Agreement"), (iii) the Common Stock issued or issuable upon conversion of the Series D Preferred Stock as well as the Common Stock issued to Direct Marketing Technology, Inc. ("DMT") pursuant to the Interest Purchase Agreement dated November 30, 1998, (iv) for the purpose of Section 2 only, the Common Stock issued to the Common Holders in connection with the Agreement and Plan of Merger among the Company and Enhanced Response Technologies, Inc. dated November 30, 1998 and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 2 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; provided, however, that when referring to securities to be included in or covered by a registration statement, "Registrable Securities" means Common Stock issued pursuant to the foregoing;

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 2.13 hereof;

          (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

          (f) The term "Act" shall mean the Securities Act of 1933, as amended.

          (g) The term "Qualified IPO" shall mean the first firmly underwritten public offering of Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the SEC (or any other federal agency at the time administering the


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Act) under the Act, covering the offer and sale of Common Stock to the public at a public offering price (prior to the underwriter commissions and expenses) equal to or exceeding five dollars ($5.00) per share of Common Stock (appropriately adjusted for stock splits, stock dividends, recapitalization, reorganizations or other similar transactions) and at an aggregate offering price (before deduction for underwriter commissions and expenses) of not less than $20,000,000.

          2.2 Demand Registration.

          (a) If the Company shall receive at any time after the earlier of (i) October 31, 2000 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities having an aggregate offering price in excess of five million dollars ($5,000,000), then the Company shall, within ten
(10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2.2(b), effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

               (i) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (ii) After the Company has effected two such registrations pursuant to this Section 2.2(a), and such registrations have been declared or ordered effective; or

               (iii) If the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.2(a) shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any eighteen month period.

          (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in


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Section 2.2(a). In such event, or if, due to the number of shares for which
Holders have requested registration pursuant to the notice given by the Company under Section 2.2(a), an underwritten offering is advisable the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. In any event, the Holders shall have the first right to include all of their shares in the offering before any other shares.


          2.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of
Section 2.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days, or other period as required in Section 2.12.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.


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               (c) Furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 2.10(b).

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if such offering is being underwritten, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.


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          2.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 2.2, including all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2.

          2.7 Expenses of Piggyback Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in
Section 2.10(b). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, provided that the Holders shall have the first right to include all of their shares in the offering before any shares held by other selling stockholders) and in no event shall the Holder's shares be reduced below 25% of the shares sold in any offering with the exception of the Qualified IPO. For purposes of apportionment, any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of


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any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration described in Section 2.3 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information regarding any Holder, underwriter or controlling person furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims,



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damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information regarding any Holder furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 2.10(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If the indemnified party fails to deliver written notice to the indemnifying party within a reasonable time after the indemnified party's receipt of notice of the commencement of any such action, the indemnity party's liability under this Section 2.10 shall be reduced to the extent such failure to notify was prejudicial to the indemnifying party's ability to defend such action, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

               (d) If the indemnification provided for in Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no


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event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e) The obligations of the Company and Holders under this Section
2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

          2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times commencing ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          2.12 Form S-3 Registration.

               (a) In case the Company shall receive from any Holder or Holders who hold in excess of ten percent (10%) of the Company's Registrable Securities, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:


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               (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.12; provided, however, that the Company shall not utilize this right more than once in any twenty-one
(21) month period; (4) if the Company has already effected one registration on Form S-3 for the Holders pursuant to this Section 2.12 within six (6) months prior to the Company's receipt of the request of the Holder or Holders under this Section 2.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.12 and the Company shall include such information in the written notice referred to in
Section 2.12(a)(i). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.12, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and use its best efforts to keep such registration statement effective until the registered shares are sold or for six months, whichever comes first. All expenses incurred in connection with a registration requested pursuant to Section 2.12, including all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.12 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.3, respectively.

          2.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee who acquires at least 100,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, former partner or other affiliate of an Investor (the "Transferee") regardless of the number of shares acquired by such Transferee. If the Holder is a corporation or Limited Liability Company such rights may be assigned to stockholders or members, regardless of the number of shares acquired by such Transferee.

          2.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2 or Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

          2.15 "Market Stand-Off" Agreement. Each holder of Registrable Securities hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to stockholders, Limited Liability Company members, donees, partners or former partners in accordance with their partnership interests who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors and founders of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, registered securities of the Company purchased by a Holder in or following the Company's initial public offering are specifically excluded from the requirements of this Section 2.15.

          2.16 Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 2 after five (5) years following the Qualified IPO.

     3. Right of First Offer.

          3.1 Grant of Right. Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Future Shares (as hereinafter defined).

          3.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the shares of Preferred Stock held by the Investors or the Common Stock issued or issuable upon the conversion of such Preferred Stock, (ii) securities offered pursuant to the Qualified IPO, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger of, purchase of substantially all of the assets of or other reorganization, and (iv) securities issued or issuable to officers, directors, employees, consultants, strategic partners, licensors or lessors of the Company pursuant to any employee or consultant stock offering, plan or arrangement, provided that any such transaction, plan or arrangement contemplated by (iii), or (iv) has been approved by the Board of Directors of the Company including the approval of at least two board members elected by holders of the Preferred Stock.

          3.3 Notice. In the event the Company proposes to offer any of its Future Shares, the Company shall first make an offering of such Future Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail (the "Notice") to each Investor stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement that thirty (30) calendar days from receipt of such Notice the Investor must respond to such Notice as set forth in subsection (b) below.

               (b) Within 30 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding. The Company shall promptly, in writing, inform each Investor which purchases all the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and outstanding or issuable upon conversion of the Shares then held, held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          3.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 3.3 hereof, the Company may, during the 90-day period following the expiration of the latest period provided in Section 3.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than that specified in, the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          3.5 Assignment. The right of first offer granted under this Section 3 is assignable by the Investors to any transferee of a minimum of 100,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible).

          3.6 Termination of Rights. No stockholder shall be entitled to exercise any right provided for in this Section 3 following the Qualified IPO or when the Company first becomes subject to the periodic reporting requirements of
Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

     4. Covenants of the Company. The Company hereby covenants and agrees as follows:

          4.1 Financial Information. The Company will provide each Investor the following reports for so long as the Investor is a holder of a minimum of 250,000 Registrable Securities or an equivalent amount of Conversion Stock or of an equivalent combination of Shares and Conversion Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) or at least 5% of the Company's securities (on a fully diluted basis) (a "Major

Investor"), including for purposes of this Section 4 any such Shares which have been transferred to a constituent partner of an Investor:

               (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles on a basis consistent with prior years and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by an independent public accountants of national standing selected by the Company and reasonably acceptable to the Investors.

               (b) As soon as practicable after the end of each quarter, and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, consolidated statements of income, consolidated statements of changes in financial condition, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company as having been prepared in compliance with this paragraph.

               (c) At least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and

               (d) As soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments need not have been made, all in reasonable detail and certified by the Company's chief financial officer.

               (e) Promptly upon receipt thereof (and in any event within five business days thereafter), the Company shall deliver to each Major Investor holding copies of all management letters and reports submitted to the Company by independent certified public accountants in connection with any annual, interim or special audit of the Company made by such accountants.

          4.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers and to review the books and records and such other information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.2 with respect to a competitor of the Company (as reasonably determined by the Board of Directors in good faith) or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          4.3 Observer Rights. For as long as entities affiliated with Technology Crossover Ventures, Long Island Venture Fund and its affiliates, Dai Nippon Printing Co., Ltd. and its affiliates, and Applewood Associates, L.P. and its affiliates, respectively, holds a minimum of 100,000 Shares, Conversion Stock, or a combination thereof, respectively, a representative of Technology Crossover Ventures, Long Island Venture Fund, Dai Nippon Printing Co., Ltd. and Applewood Associates, L.P., respectively, shall be invited to participate in all meetings of the Board of Directors as an observer. The Company shall send to each Major Investor a copy of all notices, minutes, consents and other materials distributed by the Company to the directors.

          4.4 Assignment of Rights. Subject to the limitations set forth in
Section 4.1, the rights granted pursuant to Sections 4.1, 4.2 and 4.3 may be assigned or otherwise conveyed by the Investors or by any subsequent transferee to an investor who acquires a minimum of 100,000 Shares, Conversion Stock, or a combination thereof, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.

          4.5 Stock Vesting. Unless otherwise approved by the Board of Directors, which includes the approval of at least two directors nominated by the Holders, all stock options and other stock equivalents issued to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) one-fourth (1/4) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) the remaining three-fourths (3/4) of such stock shall vest monthly over the remaining three
(3) years. With respect to any shares of stock purchased by any such person, the Company will have a repurchase option that shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person. In the event the Company does not exercise the repurchase option, the Company hereby agrees to assign such right to the Investors.

          4.6 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock all Common Stock issuable from time to time upon such conversion.

          4.7 Issuance of Additional Shares of Common Stock. With the exception of the 2,500,000 shares of Common Stock the Company has allocated for founders and key employees, the Company will not issue additional shares of Common Stock, other than for the exercise of options exercisable for 935,833 shares of Common Stock issued under the Company's 1996 Stock Plan and options exercisable for 2,966,962 shares of Common Stock issued under the Company's 1999 Stock Plan or the conversion of the Preferred Stock, without the prior approval of a majority of the Board of Directors, including those directors elected by the Investors.

          4.8 Real Property Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("USRPHC"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg.
Section 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. Section 1. 897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

          4.9 Board of Directors. On the date of the Closing (as defined in the Series E Stock Purchase Agreement), the Board shall consist of seven members and one vacancy, as follows: Howard Morgan, representing Preferred stockholders, Larry Phillips representing the Series D Preferred stockholders, Steven M. Markowitz and Robert Hoyler, representing the Common stockholders, Thomas Newkirk representing DMT, Mario Rosati and Lester Wunderman (both non-employee designees nominated by management and elected by the Common and Preferred, voting together as a single class), and one vacancy, to be filled by a nominee of Technology Crossover Ventures (pursuant to the terms of the Series E Preferred Stock Voting Agreement of even date herewith). Subject to being filled by a nominee of Technology Crossover Ventures, this vacancy shall remain in place only until the time of the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; after such time, the Company shall have no obligation to maintain such vacancy or to fill it with a nominee of Technology Crossover Ventures other than pursuant to the Management Rights Agreement of even date herewith. The Board of Directors shall also appoint a Compensation Committee consisting of three members, the Company's CEO and two of the directors elected by the Investors. The Compensation Committee will be responsible for all option grants and employee compensation matters. The Board of Directors will convene at least eight (8) times per year.

          4.10 Directors' Expenses. The Company shall reimburse each non-employee member of the Company's Board of Directors for travel expenses, incidental expenses and other expenses reasonably incurred in connection with the performance of their duties as a Director. Otherwise Company shall pay no compensation to its directors solely for their role as a directors.

          4.11 Indemnification of Officers and Directors. For at least as long as any representative or representatives of the Investors serve on the Board of Directors of the Company, the Company shall indemnify its officers and directors to the fullest extent permitted by law.

          4.12 Key Man Insurance. The Company shall obtain life insurance policies on the key management employees of the Company as such policies are deemed necessary and reasonable. In all such policies the Company shall be the sole beneficiary.

          4.13 Director's Insurance. The Company shall obtain liability policies for the protection of the Company's directors as such policies are deemed necessary and reasonable.

          4.14 Qualified Small Business. For at least as long as any Shares are held by an Investor or by a transferee of any Investor in whose hands the Shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code (the "Investor's Holding Period"), the Company shall use its best efforts to cause the Shares to qualify as Qualified Small Business Stock. During the Investor's Holding Period, the Company shall make reasonable efforts to notify Major Investors fifteen (15) days prior to an event, the occurrence of which the Company reasonably anticipates and which, to the Company's knowledge, is expected to cause the Shares held by such Major Investor to cease to be eligible for classification as Qualified Small Business Stock. Within ten (10) days of receipt of a Major Investor's written request therefor, the Company shall deliver to such Major Investor a certificate (the "QSBS Certificate") in a form reasonably satisfactory to such Major Investor. The QSBS Certificate shall set forth whether, to the reasonable knowledge of the Company, such Major Investor's interest in the Company constitutes Qualified Small Business Stock.

          4.15 Audit Reports. Promptly upon receipt thereof (and in any event within five business days thereafter), the Company shall deliver to each Investor holding 100,000 shares copies of all management letters and reports submitted to the Company by independent certified public accountants in connection with any annual, interim or special audit of the Company made by such accountants.

          4.16 Transactions with Affiliates. The Company shall not directly or indirectly, enter into or be a party to any transaction or arrangement (including, without limitation, the contribution, transfer, purchase, sale or exchange of property, leasing, loaning of money or the rendering of any service, or the payment of management or other service fees) with any of its affiliates or employees unless such transaction or arrangement is otherwise not prohibited by this Agreement and is entered into in the ordinary course of and pursuant to the reasonable requirements of the Company's business and the Board of Directors of the Company (excluding any director "interested" in such transaction) shall have determined that the terms of such transaction or arrangement are fair and reasonable and no less favorable to the Company than those which might be obtained at the time for a comparable transaction or arrangement on an arm's-length basis from a non-affiliate.

          4.17 Actions Requiring Consent. Without the prior written consent of the holders of a majority of the Registrable Securities, the Company shall not directly or indirectly:

               (a) authorize or issue shares of any class or series of equity securities or securities convertible into or exercisable for any equity securities other than pursuant to this

Agreement or pursuant to the conversion of the Preferred Stock or upon exercise of the options granted pursuant to the 1996 Stock Plan or the 1999 Stock Plan;


               (b) pay or declare any dividend or distribution on any shares of the Company's capital stock (except on the Preferred Stock in accordance with its terms) or declare any stock splits or reverse stock splits on any shares of capital stock of the Company;

               (c) directly or indirectly redeem, repurchase, retire or otherwise acquire any shares of equity securities of the Company except the Preferred Stock in accordance with its terms or pursuant to the repurchase provisions contained in restricted stock purchase agreements with the Company's founders;

               (d) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate of Incorporation or Bylaws;

               (e) issue any shares of Series E Preferred Stock on materially different terms than those included in the Series E Stock Purchase Agreement;

               (f) voluntarily liquidate, dissolve or wind-up the Company or conduct any form of recapitalization or reorganization of the Company;

               (g) merge or consolidate with or into any other person, or permit any other person to consolidate or merge with or into the Company, or participate in a share exchange with or sell, license, lease, transfer, contribute, or otherwise dispose of any of its assets (tangible or intangible) to any other person other than sales or licenses granted in the ordinary course of business;

               (h) enter into any agreement, understanding or contract or incur any indebtedness or obligation involving payments or consideration of more than $100,000, except for short-term borrowing for working capital;

               (i) adopt or make any fundamental or substantial change in the primary nature of the Company's business or engage in any business other than that presently engaged in and contemplated to be engaged in as set forth in the Business Plan;

               (j) incur any debt or make gifts or advances to or make any investments in any affiliates or stockholders of the Company or any relatives or affiliates of such persons, except advances for travel or other similar expenses in the ordinary course of business;

               (k) guaranty, directly or indirectly, any debt except for trade account of the Company accruing in the ordinary course of business.

        Notwithstanding the foregoing provisions of this Section 4.17, the prior approval of the holders of the Shares shall not be required for the Company to engage in any of the aforementioned activities as such time as the Investors or their transferees in the aggregate hold less than 500,000 shares of Registrable Securities.

          4.18 Termination of Covenants. The covenants set forth in Sections 4.1, 4.2, 4.3 and 4.17 shall terminate and be of no further force or effect upon the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act (for minimum aggregate proceeds of $20,000,000 at a $5.00 per share price) (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

          4.19 Aggregation of Shares. Notwithstanding anything to the contrary contained herein, a Holder may, for the purpose of exercising any right herein, the exercise of which is conditioned upon such Holder holding a minimum number of shares of Registrable Securities, aggregate all such shares of Registrable Securities owned by such Holder and its affiliates, partners and members to meet or otherwise satisfy such minimum holding requirement.

     5. Miscellaneous Provisions.

          5.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities. Notwithstanding the foregoing, the Company and the Investors agree that this Agreement shall be automatically amended without further action by the then parties to this Agreement to add additional parties to this Agreement who purchase Series E Preferred Stock under the Series E Stock Purchase Agreement and agree to be bound by the same terms of this Agreement as the Investors. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

          5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or five business days after deposit with the United States Post Office (by first class mail, postage prepaid), addressed: (a) if to the Company, at 565 Commercial Street, 2nd Floor, San Francisco, California 94111 (or at such other address as the Company shall have furnished to the Investors in writing) attention of President and (b) if to an Investor, at the latest address of such person shown on the Company's records.

          5.3 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

          5.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.6 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

          5.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

          5.8 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

          5.9 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination, recapitalization, reorganization or other similar transaction of shares by the Company occurring after the date of this Agreement.

          5.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance or any acquiescence therein or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders shall be cumulative and not alternative.

     6. Waiver of Right of First Offer. The Investors under the Prior Agreement hereby waive their right of first offer under Section 3 of the Prior Agreement to purchase the Series E Preferred Stock or Common Stock which may be issued or issuable pursuant to the Series E Stock Purchase Agreement. This waiver is effective upon the execution of this Agreement by a majority of the shares of Registrable Securities held by the Investors under the Prior Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                    COMPANY:

                                    MYPOINTS.COM, INC.


                                    By: /s/ Steven M. Markowitz
                                          Steven M. Markowitz, Chairman and CEO



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       PREFERRED STOCKHOLDERS


                                       APPLEWOOD ASSOCIATES, L.P.


                                       By: /s/ Irwin Lieber
                                                        Irwin Lieber

                                       Title: General Partner


                                       AUBER INVESTMENTS LIMITED


                                       By: /s/ Herbert Selzer
                                                       Herbert Selzer

                                       Title: Attorney-in-fact



                                       /s/ Joseph Y. Bae
                                       JOSEPH Y. BAE

                                       /s/ Peter Burnam
                                       PETER BURNIM


                                       By: /s/ Perry Lerner
                                               Perry Lerner, Attorney-in-fact



                                       /s/ Nils P. Brous
                                       NILS P. BROUS


                                       CHACALLIT ASSOCIATES


                                       By: /s/ Richard Beattie

                                       Title: General Partner



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       /s/ David H. Chung
                                       DAVID H. CHUNG


                                       COMOROS LDC
                                       By: /s/ signatures illegible

                                       For:  MeesPiersen Management (Cayman
                                       Limited)

                                       Title: Director



                                       /s/ India Cutler
                                       INDIA CUTLER


                                       DAI NIPPON PRINTING CO., LTD.


                                       By:
                                             ----------------------------------

                                       Title:
                                             ----------------------------------


                                       DIRECT MARKETING TECHNOLOGY, INC.


                                       By: /s/ Thomas Newkirk

                                       Title: Chairman


                                       ESSANESS/INTELLIPOST PARTNERS
                                       By: Essaness Theatres Corporation,
                                              its managing partner


                                       By: /s/ Alan Silverman
                                                Alan Silverman, its President



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       /s/ James H. Greene, Jr.
                                       JAMES H. GREENE, JR.



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       /s/ Henry R. Kravis
                                       HENRY R. KRAVIS


                                       LABRADOR VENTURES III, L.P.


                                       By: /s/ Stuart Davidson
                                       Stuart Davidson

                                       Title: Manging Director



                                       /s/ Marc S. Lipschultz
                                       MARC S. LIPSCHULTZ


                                       LONG ISLAND VENTURE FUND

                                       By: Tech Transfer Island Corp., General
                                       Partner

                                       By: /s/ Paul Lowell

                                       Title: Executive Director



                                       /s/ Michael W. Michelson
                                       MICHAEL W. MICHELSON



                                       /s/ Howard Morgan
                                       HOWARD MORGAN



                                       /s/ Alexander Navab
                                       ALEXANDER NAVAB




                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       /s/ Marc Ostrofsky
                                       MARC OSTROFSKY



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       PRIMEDIA VENTURES


                                       By: /s/ Larry Phillips
                                                       Larry Phillips

                                       Title: Managing Director


                                       RAETHER FAMILY TRUST


                                       By: /s/ Wendy S. Raether
                                                      Wendy S. Raether

                                       Title: Trustee



                                       /s/ Paul E. Raether
                                       PAUL E. RAETHER


                                       RENREL Limited Partnership


                                       By: /s/ Perry Lerner
                                                        Perry Lerner

                                       Title:
                                             ----------------------------------

                                       RHL VENTURES, LLC


                                       By: /s/ signature illegible

                                       Title:
                                             ----------------------------------


                                       RIVERCROFT LIMITED
                                       By: C.G. Malet de Carteret

                                       By: /s/ signature illegible

                                       Title: Authorized Signatory




                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                       /s/ George R. Roberts
                                       GEORGE R. ROBERTS



                                       S7

                                       By: /s/ Jim Simons
                                                         Jim Simons

                                       Title:
                                             ----------------------------------


                                       TARGETED MARKETING SYSTEMS, INC.


                                       By:
                                             ----------------------------------

                                       Title:
                                             ----------------------------------



                                       /s/ Michael T. Tokarz
                                       MICHAEL T. TOKARZ


                                       VAN MERKENSTEIJN LLC


                                       By: /s/ signature illegible

                                       Title: Managing Member



                                       /s/ Lester Wunderman
                                       LESTER WUNDERMAN



                                       /s/ David Zelman
                                       DAVID ZELMAN, PhD



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                              BAYVIEW INVESTORS LTD.

                              By: /s/ signature illegible

                              Title:
                                    --------------------------------------------

                              CLAREX LIMITED

                              By: /s/ signature illegible

                              Title: Director and Secretary

                              By: /s/ signature illegible

                              Title: Director and Assistant Secretary



                              TCV III (GP)
                              a Delaware General Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its:    General Partner

                              By: /s/ Robert C. Bensky
                                     Name:  Robert C. Bensky
                                     Title:  Chief Financial Officer

                              TCV III, L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its:    General Partner

                              By: /s/ Robert C. Bensky
                                     Name:  Robert C. Bensky
                                     Title:  Chief Financial Officer

                              TCV III (Q), L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its:    General Partner

                              By: /s/ Robert C. Bensky
                                     Name:  Robert C. Bensky
                                     Title:  Chief Financial Officer

                              TCV III STRATEGIC PARTNERS, L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its:    General Partner



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                              By: /s/ Robert C. Bensky
                                     Name:  Robert C. Bensky
                                     Title:  Chief Financial Officer




                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                   /s/ Gene Bernstein
                                                   GENE BERNSTEIN


                                                   /s/ Jay Bernstein
                                                   JAY BERNSTEIN


                                                   --------------------------
                                                   BURLEIGH COPPICE


                                                   DELTA HOLDINGS CORPORATION

                                                   By: Herbert Selzer

                                                   Title: Attorney-in-fact



                                                   --------------------------
                                                   LEO A. GUTHART


                                                   /s/ James W. Harpel
                                                   JAMES W. HARPEL


                                                   /s/ Irwin Lieber
                                                   IRWIN LIEBER



                                                   --------------------------
                                                   L. CHARLES MEYTHALER


                                                   /s/ Mark Silber
                                                   MARK SILBER



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                                   COMMON HOLDERS


                                                   ASCENT PARTNERS


                                                   By:
                                                       -------------------------
                                                   Title:
                                                         -----------------------



                                                   -----------------------------
                                                   CRAIG STEVENS




                                                   -----------------------------
                                                   CRAIG MULLER




                                                   -----------------------------
                                                   CHARLES RITZKE



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


                                    EXHIBIT A

                                LIST OF INVESTORS


SERIES A PREFERRED STOCKHOLDERS

                            INVESTOR NAME                                 NUMBER OF SHARES
----------------------------------------------------------------------    ----------------
Long Island Venture Fund                                                      1,000,000

Harold Brierley                                                               1,000,000

S7                                                                              866,667

Howard L. Morgan                                                                133,333

                                                               TOTAL:         3,000,000



SERIES B PREFERRED STOCKHOLDER S

                            INVESTOR NAME                                 NUMBER OF SHARES
----------------------------------------------------------------------    ----------------

Dai Nippon Printing Co., Ltd.                                                   500,000











                  (Remainder of page intentionally left blank)



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT



SERIES C PREFERRED STOCKHOLDERS

                            INVESTOR NAME                                 NUMBER OF SHARES
----------------------------------------------------------------------    ----------------

Auber Investments Limited                                                      666,667

RHL Ventures                                                                   133,333

Rivercroft Limited                                                              43,333

Long Island Venture Fund, L.P.                                                 333,333

Applewood Associates, L.P.                                                     666,666

S7                                                                             300,000

Targeted Marketing Systems, Inc.                                               200,000

Howard L. Morgan                                                                33,333

Henry R. Kravis                                                                166,667

George R. Roberts                                                              166,667

Paul Raether                                                                    25,000

Raether Family Trust c/o Paul Raether                                            8,333

Michael T. Tokarz                                                               16,667

Nils P. Brous                                                                   20,000

Alexander Navab                                                                 20,000

Marc S. Lipschultz                                                              20,000

David H. Chung                                                                  13,333

Chacallit Associates                                                            66,667

Joseph Y. Bae                                                                    3,333

RenRel Limited Partnership                                                       6,667

Lester Wunderman                                                                16,667

                                                                          ----------------
                                                               TOTAL:        2,926,666



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT



SERIES D PREFERRED STOCKHOLDERS

                            INVESTOR NAME                                   NUMBER OF SHARES
----------------------------------------------------------------------      ----------------

FIRST CLOSING:  NOVEMBER 13, 1998

S7                                                                                    266,990

Applewood Associates, L.P.                                                            291,262

Rivercroft Limited                                                                     41,262

Auber Investments Limited                                                             291,262

RENREL Limited Partnership                                                              7,282

Lester Wunderman                                                                       24,272

Essaness/Intellipost Partners                                                         121,359

Marc Ostrofsky                                                                        100,000

Howard Morgan                                                                          24,272

India Cutler                                                                           12,137

Comoros LDC                                                                            48,544
EXPERIAN CLOSING: NOVEMBER 30, 1998


Direct Marketing Technology, Inc.                                      Series D     1,213,592
                                                                       Common       2,164,535

ADDITIONAL CLOSING: NOVEMBER 30, 1998

Labrador Ventures III, L.P.                                                           485,437

Primedia Ventures                                                                     776,699

David Zelman, PhD                                                                      14,563

Van Merkensteijn LLC                                                                   48,544

RENREL Limited Partnership                                                             12,136

Peter Burnim                                                                            7,282

Nils P. Brous                                                                          14,563



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


James H. Greene, Jr.                                                                   24,271

Henry R. Kravis                                                                        48,543

Marc Lipschultz                                                                        14,563

Michael Michelson                                                                      24,271

George R. Roberts                                                                      48,543

                                                                               ----------------
                                                               TOTAL:               6,101,913





SERIES E PREFERRED STOCKHOLDERS

                            INVESTOR NAME                                   NUMBER OF SHARES
----------------------------------------------------------------------      ----------------

        Applewood Associates, L.P.                                                84,001

        Auber Investments Limited                                                132,622

        Joseph Bae                                                                 2,000

        Bayview Investors Ltd.                                                    50,000

        Peter Burnim                                                                 887

        Chacallit Associates                                                       5,846

        David H. Chung                                                             5,000

        Clarex Limited                                                           400,000

        Comoros LDC                                                                5,913

        India Cutler                                                               1,478

        Direct Marketing Technology, Inc.                                        296,229

        Essaness/Intellipost Partners                                             14,782

        James H. Greene, Jr.                                                       5,000

        Henry R. Kravis                                                           21,000

        Labrador Ventures III, L.P.                                               42,568



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


        Gene Bernstein                                                             2,315

        Jay Bernstein                                                              2,315

        Burleigh Coppice                                                           4,631

        Delta Holdings Corporation                                                 4,631

        Leo A. Guthart                                                             6,945

        James W. Harpel                                                            2,315

        Irwin Lieber                                                               4,631

        L. Charles Meythaler                                                       3,472

        Mark Silber                                                                2,315

        Marc Lipschultz                                                            3,000

        Michael W. Michelson                                                       5,000

        Howard L. Morgan                                                          16,743

        Alexander Navab                                                           10,000

        Marc Ostrofsky                                                             4,651

        Primedia Ventures                                                         68,109

        RenRel Limited Partnership                                                 3,177

        Rivercroft Limited                                                        10,304

        S-7 Associates, L.L.C.                                                   160,447

        TCV III (GP)                                                               4,357

        TCV III, L.P.                                                             20,695

        TCV III (Q), L.P.                                                        550,040

        TCV III Strategic Partners, L.P.                                          24,908

        Michael T. Tokarz                                                          5,000

        Van Merkensteijn LLC                                                       5,913

        Lester Wunderman                                                           4,986

        David Zelman, PhD                                                          1,774

                                                               TOTAL:          2,000,000



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT




                                    EXHIBIT B

                               COMMON STOCKHOLDERS



                   Stockholder's Name                         Number of Shares Currently Owned
--------------------------------------------------------      --------------------------------

Ascent Partners                                                              32,911

Craig Muller                                                                802,271

Craig Stevens                                                                 6,582

Charles Ritzke                                                               23,818

                                                   TOTAL:                   865,582



                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT